                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant      |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_|   Preliminary Proxy Statement           |_|   Confidential, For Use of the
                                                  Commission Only (as permitted
|X|   Definitive Proxy Statement                  by Rule 14a-6(e)(2))
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to
      Rule 14a-11 or Rule 14a-12

                         WORLDGATE COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   |X| No Fee required.

   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

           (1)   Title of each class of securities to which transaction applies:

                 --------------------------------------------------------------
           (2)   Aggregate number of securities to which transaction applies:

                 --------------------------------------------------------------
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
                 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                 --------------------------------------------------------------
           (4)   Proposed maximum aggregate value of transaction:

                 --------------------------------------------------------------
           (5)   Total fee paid:



   |_| Fee paid previously with preliminary materials.

   |_| Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)      Amount Previously Paid:

                ---------------------------------------------------------------
       (2)      Form, Schedule or Registration Statement No.:

                ---------------------------------------------------------------
       (3)      Filing Party:

                ---------------------------------------------------------------
       (4)      Date Filed:

                                [WorldGate Logo]




                         WORLDGATE COMMUNICATIONS, INC.
                               3190 Tremont Avenue
                                Trevose, PA 19053



                                                              August 30, 2000


Dear Shareholder:

     On behalf of the Board of Directors of WorldGate Communications, Inc., I cordially invite you to attend our 2000 Annual Meeting of Shareholders. We will be holding the Annual Meeting at the Holiday Inn Select - Bucks County, 4700 Street Road, Trevose, Pennsylvania on October 5, 2000, at 10:00 a.m. local time.

     Enclosed with this letter is a Notice of the Annual Meeting, a Proxy Statement, a proxy card and a return envelope. The Proxy Statement provides details of the business that we will consider at the Annual Meeting and other information about WorldGate. Also enclosed with this letter is a copy of WorldGate's Annual Report to Shareholders and Report on Form 10-K for the year ending December 31, 1999. These documents will provide you with further information about our company.

     Whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the proxy card in the enclosed prepaid return envelope. Your shares will be voted at the Annual Meeting in accordance with your proxy instructions. Of course, if you attend the Annual Meeting you may vote in person. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.



                                        Sincerely,

                                        /s/  Hal M. Krisbergh


                                        Hal M. Krisbergh
                                        Chairman and Chief Executive Officer



                             YOUR VOTE IS IMPORTANT!
     Please Sign, Date and Return Your Proxy Card Before the Annual Meeting.

       If you have any questions about voting your shares, please contact
                        Randall J. Gort at 215-354-5105.

                                [WorldGate Logo]





                         WORLDGATE COMMUNICATIONS, INC.
                               3190 Tremont Avenue
                                Trevose, PA 19053

                         -------------------------------
                  NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                 OCTOBER 5, 2000
                         -------------------------------

TO THE SHAREHOLDERS OF
WORLDGATE COMMUNICATIONS, INC.:

     Notice is hereby given that the 2000 annual meeting of shareholders (the "Annual Meeting") of WORLDGATE COMMUNICATIONS, INC. (the "Company" or "WorldGate") will be held at the Holiday Inn Select - Bucks County, 4700 Street Road, Trevose, Pennsylvania 19053 on October 5, 2000, at 10:00 a.m., local time, for the following purposes:

     1.   To elect seven directors;

     2. To ratify and approve amendments to the Company's 1996 Stock Option Plan, increasing the number of shares reserved for issuance under the Plan to 3,200,000;

     3. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only shareholders of record as of the close of business on August 25, 2000 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. A list of shareholders of the Company as of the close of business on August 25, 2000 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company's executive offices at 3190 Tremont Avenue, Trevose, Pennsylvania 19053.

                                     By order of the Board of Directors,

                                     Randall J. Gort
                                     Secretary

Trevose, Pennsylvania
August 30, 2000

          ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING,
         BUT WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON,
             EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN AND RETURN
        THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES
          NO POSTAGE IF MAILED IN THE UNITED STATES. A PERSON GIVING A
            PROXY HAS THE POWER TO REVOKE IT, AT ANY TIME BEFORE THE
            PROXY IS VOTED, BY WRITTEN NOTICE TO THE SECRETARY OF THE
                 COMPANY OR, FOR ANY SHAREHOLDER WHO IS PRESENT
         AT THE MEETING, BY WITHDRAWING THE PROXY AND VOTING IN PERSON.

                                [WORLDGATE LOGO]




                         WORLDGATE COMMUNICATIONS, INC.
                               3190 Tremont Avenue
                                Trevose, PA 19053

                         -------------------------------

                                 PROXY STATEMENT
                                       FOR
                       2000 ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                 OCTOBER 5, 2000

                         -------------------------------


     This proxy statement and the accompanying form of proxy are being mailed on or about August 30, 2000 to the shareholders of WorldGate Communications, Inc. (the "Company" or "WorldGate"). These materials are being furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the 2000 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Holiday Inn Select Bucks County, 4700 Street Road, Trevose, Pennsylvania 19053 on October 5, 2000, at 10:00 a.m., local time, and at any adjournments thereof.

     At the Annual Meeting, shareholders of the Company will be asked to vote upon (i) the election of seven directors, (ii) the ratification and approval of amendments to the Company's 1996 Stock Option Plan, increasing the number of shares reserved for issuance under the Plan to 3,200,000 and (iii) the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company. If other matters properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

     The cost of solicitation of proxies will be borne by the Company. The Company also will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

     The Company's annual report to shareholders on Form 10-K, for the year ended December 31, 1999, including financial statements, is being mailed to shareholders with this proxy statement but does not constitute a part of this proxy statement.


                              VOTING AT THE MEETING

     Only holders of record of shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), at the close of business on August 25, 2000, the record date, are entitled to vote at the Annual Meeting. As of that date, there were 23,228,030 shares of Common Stock outstanding. Each shareholder entitled to vote shall have the right to one vote for each outstanding share of Common Stock held in such shareholder's name.

     Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a shareholder may authorize the voting of his, her or its shares at the Annual Meeting.

     The Company presently has no other class of stock outstanding and entitled to be voted at the Annual Meeting. The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum. If a broker that is a record holder of Common Stock does not return a signed proxy, the shares of Common Stock represented by such proxy will not be considered present at the Meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of Common Stock does return a signed proxy, but is not authorized to vote on one or more matters (each such matter, a "broker non-vote"), the shares of Common Stock represented by such proxy will be considered present at the Meeting for purposes of determining the presence of a quorum.

     Assuming a quorum is present, (i) directors of the Company will be elected by a plurality of the votes cast by shareholders present, in person or by proxy, and entitled to vote for the election of directors at the Annual Meeting, and
(ii) the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, and entitled to vote at the Annual Meeting will be required for the ratification and approval of the amendment to the Stock Option Plan and the ratification of the appointment of the auditors for the current fiscal year. Abstentions and broker non-votes will have no effect on the outcome of these votes.

     Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. The shares of Common Stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with each shareholder's directions. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted "FOR" the nominees for election as directors named under the caption "Election of Directors", "FOR the ratification and approval of the amendments to the 1996 Stock Option Plan and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's auditors for the year ending December 31, 2000. If any other matters are properly presented at the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment.

     Execution of the accompanying proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

     YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU PLAN TO ATTEND THE ANNUAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH THE COMPANY'S TRANSFER AGENT IN THE NAME OF A BROKER OR BANK, YOU MUST SECURE A PROXY FROM YOUR BROKER OR BANK ASSIGNING VOTING RIGHTS TO YOU FOR YOUR SHARES OF COMMON STOCK.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS


     The Board of Directors of the Company consists of such number of directors as is fixed from time to time by resolutions adopted by the board. At the Annual Meeting, seven directors will be elected. The term of office for each director will expire at the 2001 annual meeting of shareholders, and each director will hold office until the election and qualification of the director's successor or until the director's earlier death, removal or resignation.

The Board of Directors has nominated for election as directors of the Company Thomas G. Baxter, Alan Gerry, Marcia J. Hooper, Clarence L. Irving, Jr.,
Hal M. Krisbergh, David E. Wachob and Ronald A. Walter. All nominees are presently directors of the Company.

     All nominees have consented to be named and to serve if elected. Unless otherwise instructed by the shareholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the Board of Directors, or the board may decide to reduce the number of directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED BELOW.


                         -------------------------------

                              NOMINEES FOR ELECTION

                         -------------------------------


                                             YEAR FIRST BECAME DIRECTOR,
                                            PRINCIPAL OCCUPATIONS DURING
                                                 PAST FIVE YEARS AND
NAME OF DIRECTOR                 AGE            CERTAIN DIRECTORSHIPS
----------------                 ---            ---------------------

Hal M. Krisbergh                  53    Mr. Krisbergh has served as Chairman and
                                        Chief Executive Officer of WorldGate
                                        since its inception in March 1995. From
                                        September 1981 to September 1994, Mr.
                                        Krisbergh was an executive officer of
                                        General Instrument (now a part of
                                        Motorola, Inc.). Mr. Krisbergh served as
                                        President of General Instrument's
                                        Communications Division and, for the
                                        past 16 years, has been a well-known
                                        figure in the cable industry. He is a
                                        recognized leader in the development of
                                        addressable cable boxes, impulse
                                        pay-per-view, opto-electronics and
                                        digital audio technologies. In 1991, Mr.
                                        Krisbergh received cable television's
                                        prestigious Vanguard award. Prior to
                                        joining General Instrument, Mr.
                                        Krisbergh was employed by W. R. Grace &
                                        Co., Deloitte & Touche and Raytheon
                                        Company.

David E. Wachob                   46    Mr. Wachob has served as Vice President,
                                        General Manager and director of
                                        WorldGate since its inception in 1995.
                                        Between 1991 and 1995, Mr. Wachob was
                                        President of Network Resources
                                        Incorporated, an independent consulting
                                        company for the cable, cellular,
                                        telecommunications and consumer
                                        electronics industries. From June 1988
                                        to September 1991, Mr. Wachob was
                                        Director of Advanced Technologies for
                                        General Instrument where he managed
                                        strategic planning, market research,
                                        technical assessment and business
                                        development of advanced technologies for the cable television industry. Mr.
                                        Wachob's other positions with General
                                        Instrument included, from July 1986 to
                                        June 1988, Manager of Product Support
                                        Engineering, and from November 1984 to
                                        July 1986, Radio Frequency Systems
                                        Engineer.

                                             YEAR FIRST BECAME DIRECTOR,
                                            PRINCIPAL OCCUPATIONS DURING
                                                 PAST FIVE YEARS AND
NAME OF DIRECTOR                 AGE            CERTAIN DIRECTORSHIPS
----------------                 ---            ---------------------

Thomas G. Baxter                  53    Mr. Baxter has been a member of
                                        WorldGate's board of directors since
                                        July 1998. Mr. Baxter has been the
                                        President of Audible, Inc., a publicly
                                        traded company that provides spoken word audio to users via the Internet, since
                                        February 2000. Mr. Baxter was an
                                        operating partner in the investment
                                        banking firm of Evercore Partners from
                                        1998 to February 2000. Mr. Baxter is a
                                        director of Dycom Industries, Inc. From
                                        January 1990 to January 1998, Mr. Baxter served as President of Comcast's cable subsidiary, Comcast Cable
                                        Communications, Inc., the nation's fifth largest cable television operation at that time. Mr. Baxter was also responsible for the operations of
                                        Comcast's telephone and cable systems in the United Kingdom. Prior to joining
                                        Comcast Mr. Baxter held executive
                                        positions with Cablevision Systems
                                        Corporation and Time Warner
                                        Entertainment Company, Inc.

Alan Gerry                        71    Mr. Gerry has been a member of
                                        WorldGate's board of directors since
                                        April 1997. Mr. Gerry founded Granite
                                        Associates, L.P., a private investment
                                        company, and presently serves as its
                                        Chairman and Chief Executive Officer.
                                        Mr. Gerry was the founder, and for at
                                        least the last 3 years prior to 1996, he was the Chairman and Chief Executive
                                        Officer of Cablevision Industries
                                        Corporation, the eighth largest multiple system operator in the United States, with over 1.3 million subscribers at the time of its merger with Time Warner Inc.
                                        in 1996. Mr. Gerry has been the
                                        recipient of numerous awards and
                                        citations including the cable television industry's prestigious Vanguard Award for Distinguished Leadership, which he received in 1995. Mr. Gerry is a veteran of the U.S. Marine Corps.

Marcia J. Hooper                  46    Ms. Hooper has been a member of
                                        WorldGate's board of directors since
                                        April 1997. Ms. Hooper has been a
                                        partner with the Information Technology
                                        Group of Advent International
                                        Corporation since May 1996. Ms. Hooper
                                        is also a director of LionBridge
                                        Technologies, Inc., an Internet services company, and PolyMedica Corporation, a medical products and services provider.
                                        In July 1994 Ms. Hooper co-founded
                                        Viking Capital Group, Inc., a venture
                                        firm focused on early stage investments.
                                        From May 1979 to July 1994, Ms. Hooper
                                        was employed as a general partner with
                                        Paine Webber/Ampersand Ventures.

Clarence L. Irving, Jr.           45    Mr. Irving has been a member of
                                        WorldGate's board of directors since
                                        July 2000. Mr. Irving is a Co-Founder of
                                        UrbanMagic and has been a Senior
                                        Manager since January 2000. He has been
                                        President and Chief Executive Officer of
                                        Irving Information Group, a consulting
                                        services firm, since October 1999 and
                                        has served as a director of Covad
                                        Communications Group, Inc. since April
                                        1999. Mr. Irving served as Assistant
                                        Secretary of Commerce to the United
                                        States Department of Commerce from June
                                        1993 to October 1999.

Ronald A. Walter                  57    Mr. Walter has been a member of
                                        WorldGate's board of directors since
                                        April 1998. Mr. Walter is Executive Vice
                                        President of Citigroup Investments Inc., and has been a senior officer of Citicorp and Citibank, N.A. since May
                                        1979. He serves as Director of
                                        Investments for Citicorp's proprietary
                                        long-term equity investment program and
                                        manages the investment program for the
                                        assets supporting Citigroup's employee
                                        benefit programs. His previous
                                        experience with Citicorp includes
                                        serving as Secretary of Citicorp's
                                        Finance Committee, Head of Strategic
                                        Analysis and Chief Financial Officer for the company's equipment finance and leasing business. Mr. Walter was a member of the Urban Planning faculty at MIT and was part of the management team responsible for ending the financial crisis in New York City in the 1970s.

GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company met on 11 occasions in 1999. The Delaware General Corporate Law provides that the Board, by resolution adopted by a majority of the entire board, may designate one or more committees, each of which shall consist of one or more directors. The Board has elected from its members an Audit Committee and a Compensation Committee. Each director attended at least 75% of the aggregate of the meetings of the Board held during the period for which he or she was a director and the meetings of the committee or committees on which he or she served during 1999.

     COMPENSATION COMMITTEE. The Compensation Committee has general supervisory power over, and the power to grant options under, the Company's 1996 Stock Option Plan. In addition, the Compensation Committee recommends to the board the compensation of the Company's Chief Executive Officer, reviews and takes action on the recommendations of the Chief Executive Officer as to the compensation of the Company's other officers and key personnel, approves the grants of any bonuses to officers, and reviews other compensation matters generally. The Compensation Committee met six times in 1999. The Compensation Committee is currently composed of three directors, including Mr. Krisbergh and two directors that are not officers or employees of the Company, Mr. Gerry and Ms. Hooper.

     AUDIT COMMITTEE. The Audit Committee is responsible for providing general oversight with respect to the accounting principles employed in WorldGate's financial reporting. The Audit Committee monitors the Company's financial reporting process and internal control system, reviews and appraises the audit efforts of the Company's independent accountants and provides an avenue of communication among the independent accountants, financial and senior management and the Board of Directors. The Audit Committee meets at least three times annually, and meets at least once annually with the Company's management and independent public accountants to review the scope of auditing procedures, the Company's policies relating to internal auditing and accounting procedures and controls, and to discuss results of the annual audit of the Company's financial statements. The Audit Committee met four times since its formation in March of 1999. In 1999, the Audit Committee was composed of Ms. Hooper, Mr. Walter and Mr. Wachob. Mr. Wachob recently resigned from the Audit Committee so that his seat on the Committee could be filled by an independent director (I.E., one who is not an officer or employee of the Company).

                                 PROPOSAL NO. 2

           RATIFICATION AND APPROVAL OF AMENDMENT TO STOCK OPTION PLAN


     WorldGate's 1996 Stock Option Plan (as amended, the "Plan") authorizes the Board to grant incentive and nonqualified stock options. The Plan enables the Board to create equity incentives to help WorldGate attract, retain and motivate the best available talent for the successful conduct of its business. The Board of Directors approved amendments to the Plan, subject to the approval of the shareholders, increasing the number of shares reserved for issuance under the Plan to 1,600,000 in May 1999 and then to 3,200,000 in May 2000. The Board believes that these increases were necessary because the remaining shares under the Plan were insufficient to accomplish the purpose of the Plan. In the Board's opinion, the addition of shares under this proposal would enable WorldGate to attract and retain the necessary talent to execute its business objectives in the near term.

     The affirmative vote of a majority of the votes cast in person or by proxy at the meeting will be required to ratify and approve these amendments to the Plan. Abstentions will NOT be counted toward the tabulation of votes cast on the proposal. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION AND APPROVAL OF THE AMENDMENTS TO THE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN TO 3,200,000.


     The following is a summary of certain material provisions of the Plan. The summary is qualified in its entirety by reference to the Plan.

PURPOSE

     The Plan is intended to advance the interests of WorldGate by encouraging the acquisition of an equity interest in WorldGate and providing employees and non-employee directors of WorldGate, and consultants and advisors to WorldGate, with the opportunity to receive grants of incentive stock options and nonqualified stock options (collectively, the "options").

     WorldGate believes that the Plan will serve as an incentive for the participants to contribute materially to the growth of WorldGate, thereby benefiting WorldGate's shareholders by aligning the economic interests of the participants with those of the shareholders.

SHARES SUBJECT TO PLAN

     The Plan, as amended, provides for the granting of options to purchase up to 3,200,000 shares of Common Stock of WorldGate. No optionee may receive options under the Plan for more than 200,000 shares of Common Stock over the life of the Plan. These limits are subject to adjustments to reflect any stock splits, stock dividends, share combinations, or similar changes in the capitalization of WorldGate. Common Stock issuable under the Plan may be authorized but unissued Common Stock or reacquired Common Stock, and WorldGate may purchase Common Stock for this purpose. If any option granted under the Plan expires, is cancelled or otherwise terminates, in whole or in part, without having been exercised, the Common Stock subject to the unexercised portion of such option will again be available for the granting of options under the Plan.

ADMINISTRATION

     The Plan is administered by the Compensation Committee. The Committee has full authority, subject to the terms of the Plan, to select optionees, to determine the terms and conditions of options, and generally to administer the Plan.

ELIGIBILITY

     All employees of WorldGate (including directors of WorldGate who are employees), or of a parent or subsidiary corporation, who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the long-term success of WorldGate ("Employees"), all directors of WorldGate who are not also employees of WorldGate ("Non-Employee Directors") and all advisors and consultants (collectively, "Consultants") whose services, in the judgment of the Committee, can have a significant effect on the long-term success of WorldGate are eligible to participate in the Plan. Employees are eligible to receive incentive stock options ("ISOs") and nonqualified stock options ("NQSOs") under the Plan. Non-Employee Directors and Consultants are eligible to receive only NQSOs.

     Individuals employed by another corporation who become Employees by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization, or liquidation involving WorldGate or any of its subsidiaries may receive options under the Plan in substitution for stock options or restricted stock granted by such corporation. The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the prior stock option or restricted stock grant. The Committee shall prescribe the provisions of the substitute grants.

AMENDMENT AND DURATION OF PLAN

     Except to the extent limited by the Plan, the Internal Revenue Code (the "Code"), and Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board has the power, without the consent of the shareholders, to discontinue the Plan or to amend its terms. The Plan will terminate at midnight on December 4, 2006, unless discontinued earlier by the Board or extended by the Board with the approval of the shareholders. No options may be granted after such termination, but options outstanding at the time of termination will remain exercisable in accordance with their terms, and will vest in accordance with their terms.

TERMS AND CONDITIONS - NONQUALIFIED STOCK OPTIONS

     TERM AND PURCHASE PRICE. NQSOs may be granted for periods of not more than 10 years at a purchase price per share determined and fixed by the Committee, which may be equal to, greater than, or less than the fair market value of such Common Stock on the date of grant of such option. NQSOs are exercisable in such installments as the Committee may determine.

     An optionee may exercise an option by delivering a notice of exercise to the Committee with accompanying payment of the purchase price. The purchase price may be paid in (i) U.S. Dollars by cash, wire transfer of immediately available funds, or certified check payable to the order of WorldGate, or (ii) with the approval of the Committee, by delivering shares of Common Stock owned by the optionee including shares acquired in connection with the exercise of a particular option and having a fair market value on the date of exercise equal to the purchase price. Such notice may instruct WorldGate to deliver shares due upon the exercise to any registered broker or dealer designated by WorldGate in lieu of delivery to the optionee.

     OPTIONAL PURCHASE BY WORLDGATE. In the sole discretion of the Committee, in lieu of the exercise of an option, the optionee may be permitted to transfer the option to WorldGate in exchange for a cash payment equal to the excess of (i) the then fair market value of the shares subject to the option over (ii) the purchase price of such option.

     WITHHOLDING; USE OF SHARES TO SATISFY TAX OBLIGATION. The obligation of WorldGate to deliver Common Stock upon the exercise of any option is subject to any applicable Federal, state and local tax withholding requirements. The Plan provides that, if the exercise of any NQSO is subject to the withholding requirements of applicable Federal, state or local income tax laws, the optionee or other person receiving shares of Common Stock upon the exercise of an option shall be required to pay to WorldGate the amount of any Federal, state, or local taxes which WorldGate is required to withhold with respect to the exercise of such option and WorldGate shall have the right to deduct from other wages paid to the optionee by WorldGate (including through the withholding of Common Stock purchased upon the exercise of an option, if then authorized by the Committee and applicable law) the amount of any tax required to be deducted, withheld or paid over with respect to such option which is not otherwise paid.

     EXPIRATION OF OPTIONS. Any exercisable NQSO held by an Employee or Consultant who dies or terminates employment or service due to disability will remain exercisable by the Employee or Consultant or the Employee or Consultant's personal representative for one year after the Employee or Consultant's death or termination of employment or service due to disability (or such other period of time as may be specified in the grant letter), but in no event beyond the normal expiration date of the option.

     If an optionee ceases to be an Employee or Consultant on account of a termination for cause by WorldGate or on account of a voluntary separation from WorldGate without the consent of WorldGate, any exercisable NQSO held by the optionee shall terminate as of the date the optionee's employment or service terminates (except as the Committee may otherwise provide in writing).

     In the event the optionee ceases to be an Employee or Consultant for any other reason, any exercisable NQSO held by such optionee will remain exercisable by the optionee for three months after the date on which the optionee ceases to be an Employee or Consultant (or such other period of time as may be specified in the grant letter), but in no event beyond the normal expiration date of the option.

     If an optionee ceases to be an Employee or a Consultant for reasons other than voluntary termination without the consent of WorldGate or termination for cause, but continues to serve as a member of the Board, such optionee's service as a member of the Board shall be considered as continued employment or service with WorldGate.

     If an optionee ceases to be a Non-Employee Director for any reason other than death, any exercisable NQSO held by such optionee will remain exercisable until the earlier of (i) the normal expiration date of the option, or (ii) 90 days after the Non-Employee Director's termination of service.

     Any exercisable NQSO held by a Non-Employee Director who dies while a member of the Board, or within the period after termination of service during which the option is exercisable, will remain exercisable until the earlier of
(i) the normal expiration date of the option, or (ii) one year after the Non-Employee Director's death.

     CHANGE OF CONTROL. All outstanding options shall become immediately exercisable upon a "Change of Control" (as defined in the Plan), unless the Committee determines otherwise.

TERMS AND CONDITIONS - INCENTIVE STOCK OPTIONS

     ISOs are subject to the same terms and conditions under the Plan as are described above for NQSOs, except as follows:

     ELIGIBILITY. Only Employees are eligible to receive ISOs. ISOs may not be granted to Non-Employee Directors or Consultants.

     TERM AND PURCHASE PRICE. The purchase price per share of Common Stock subject to ISOs shall be equal to, or greater than, the fair market value of such Common Stock on the date of grant of such option. In cases where ISOs are granted to a person who owns more than 10% of the voting stock of WorldGate or of a parent or subsidiary corporation, the purchase price must not be less than 110% of the fair market value of the optioned Common Stock on the date of grant, and the term of such options cannot be more than five years.

     FAIR MARKET VALUE. The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which ISOs are exercisable for the first time during any calendar year (under the Plan and any other ISO plan of WorldGate or of a parent or subsidiary corporation) may not exceed $100,000.

     OTHER REQUIREMENTS. There are also certain other requirements, such as specified holding periods for Common Stock received upon exercise of such ISOs and limitations on exercisability following termination of employment, which must be satisfied in order for an optionee to obtain ISO treatment under the Code.

TRANSFERABILITY; REGISTRATION OF SHARES

     Options are not assignable or transferable by an optionee other than by will or the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order. Notwithstanding the foregoing, the Committee may permit an optionee to transfer NQSOs to the optionee's spouse or a child or grandchild or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that the optionee receives no consideration for such transfer and that the optionee and the transferee agree to such conditions as the Committee may impose.

GRANT LETTERS

     The Plan requires that optionees enter into grant letters with WorldGate which incorporate the terms of the options and such other terms, conditions, and restrictions, not inconsistent with the Plan and applicable law, as the Committee may determine.

CHANGE OF CONTROL

     In the event of a Change of Control and effective upon such Change of Control, each optionee shall have 20 days, after the optionee receives written notice from the Committee about the Change of Control, to exercise any outstanding options, unless the Committee determines otherwise. If an optionee does not exercise his options in a timely manner, such options shall terminate as of the date of the Change of Control. Notwithstanding the foregoing, an option will not terminate if assumed by the surviving or acquiring corporation, or its parent, upon a merger or consolidation.

FEDERAL INCOME TAX TREATMENT OF OPTIONS

     The current federal income tax treatment of grants under the Plan is described below. The following discussion is only a summary, is not intended to be all inclusive or to constitute tax advice, and, among other things, does not cover possible state, local or foreign tax consequences.

     NONQUALIFIED STOCK OPTIONS

          To the extent options, when granted, are NQSOs, or to the extent options, when granted, are intended to be ISOs but fail to qualify as such, the principal Federal income tax consequences to each optionee and to WorldGate should generally be as follows:

          (1) Upon the grant of an NQSO, the optionee will not recognize taxable income and WorldGate will not be entitled to a deduction.

          (2) Upon the exercise of the NQSO, the optionee generally will recognize ordinary income as of the date of exercise in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the purchase price.

          (3) WorldGate will be entitled to a deduction to the extent of the ordinary income recognized by the optionee in accordance with the rules of
Section 83 of the Code (and Section 162(m) of the Code, to the extent applicable) and the regulations thereunder.

          (4) An optionee other than a Consultant or Non-Employee Director exercising an NQSO is subject to Federal income tax withholding on the income recognized as a result of the exercise of the NQSO. As mentioned above, the Committee, in its discretion, may permit the optionee to elect to surrender or deliver Common Stock otherwise issuable upon exercise in order to satisfy this withholding requirement, subject to certain restrictions set forth in the Plan.

          (5) The basis of the Common Stock received by an optionee upon the exercise of an NQSO is the purchase price paid plus the amount recognized by the optionee as income attributable to such Common Stock upon such exercise. The optionee's holding period for such Common Stock begins on the day after the date on which the optionee recognizes income with respect to the transfer of such Common Stock, I.E., generally the day after the exercise date. Gain or loss recognized by the recipient upon a subsequent disposition of such Common Stock will be long-term or short-term capital gain or loss, if such Common Stock is otherwise a capital asset in the hands of the recipient.

          Any net capital gain (I.E., the excess of net long-term capital gains for the taxable year over net short-term capital losses for such taxable year) will be currently taxed at a maximum capital gain rate of 20%. Any net capital loss can only be used to offset up to $3,000 per year ($1,500 per year in the case of a married individual filing separately) of ordinary income or carried forward to a subsequent year.

     INCENTIVE STOCK OPTIONS.

          To the extent options, when granted, qualify as ISOs under Section 422 of the Code, the principle Federal income tax consequences to each optionee and to WorldGate should generally be as follows:

          (1) Upon the grant of an ISO, the optionee will not recognize taxable income and WorldGate will not be entitled to a deduction. Moreover, upon the exercise by the optionee of the ISO, the optionee will not recognize taxable income and WorldGate will not be entitled to a deduction, provided the optionee was an employee of WorldGate during the entire period from the date of grant of the ISO until three months before the date of exercise (increased to 12 months if employment ceased due to total and permanent disability). The employment requirement is waived in the event of the optionee's death. (Of course, in all of these situations, the ISO itself may provide a shorter exercise period after employment ceases than the allowable period under the Code.) Notwithstanding the preceding paragraph, the excess of the fair market value of the Common Stock at the time of exercise over the purchase price will generally be included in the optionee's alternative minimum taxable income in the year of exercise.

          If the employment requirements described above are not met, the tax consequences relating to NQSOs (discussed above) will apply.

          (2) The basis of the Common Stock received by an optionee upon the exercise of an ISO is the purchase price. The optionee's holding period for such Common Stock begins on the date of exercise. If the optionee disposes of the Common Stock acquired under an ISO after holding such Common Stock for at least two years following the date of grant of the ISO and at least one year following the date of transfer of the Common Stock to the optionee following exercise of the ISO, the optionee will recognize a long-term capital gain or loss equal to the difference between the amount realized upon the disposition and the purchase price, if such Common Stock is otherwise a capital asset in the hands of the optionee.

          Any net capital gain (I.E., the excess of net long-term capital gains for the taxable year over net short-term capital losses for such taxable year) will be currently taxed at a maximum capital gain rate of 20%. Any net capital loss can only be used to offset up to $3,000 per year of ordinary income (reduced to $1,500 in the case of a married individual filing separately) or carried forward to a subsequent year.

          (3) If the optionee makes a disqualifying disposition of the Common Stock (that is, disposes of the Common Stock within two years after the date of grant of the ISO or within one year after the transfer of the Common Stock to the optionee), but all other requirements of Section 422 of the Code are met, the optionee will generally recognize ordinary income upon disposition of the Common Stock in an amount equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise minus the purchase price, or (ii) the amount realized on disposition minus the purchase price. The basis of the Common Stock with respect to which a disqualifying disposition occurs will be increased as of the date of disposition by the amount included in the optionee's ordinary income. Disqualifying dispositions of Common Stock may also, depending upon the sales price, result in either short-term or long-term capital gain or loss under the Code rules which govern other stock dispositions, assuming that the Common Stock is held as a capital asset. The tax treatment of such capital gain or loss is summarized in paragraph (2) above.

          (4) Where all requirements of Section 422 of the Code, including the holding and employment requirements described in paragraphs (1) and (2) above, are met, WorldGate is not entitled to any Federal income tax deduction with respect to the ISO. In those cases where any of such requirements are not met, WorldGate generally will be allowed a Federal income tax deduction to the extent of the ordinary income includible in the optionee's gross income in accordance with the provisions of Section 83 of the Code (and Section 162(m) of the Code, to the extent applicable) and the regulations thereunder.

          (5) The use of Common Stock received upon the exercise of an ISO to pay the purchase price in connection with the exercise of other ISOs within either the two-year or one-year holding periods described in (2) above will constitute a disqualifying disposition of the Common Stock so used which will result in income (or loss) to the optionee as described in paragraph (3) above and, to the extent of a recognized gain, a deduction to WorldGate in the manner and to the extent described in paragraph (4) above.

     OTHER CONSIDERATIONS

          The Plan is not qualified under Section 401(a) of the Code and, based upon current law and published interpretations, WorldGate believes the Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

          The comments set forth in the above paragraphs are only a summary of certain of the Federal income tax consequences relating to the Plan as adopted by WorldGate on December 5, 1996 and amended thereafter. No consideration has been given to the effects of state, local, and other laws (tax or other) on the Plan or on the optionee, which laws will vary depending upon the particular jurisdiction or jurisdictions involved.

                                 PROPOSAL NO. 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP ("PwC") as the Company's independent auditors for the fiscal year ending December 31, 2000, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. PwC audited the Company's financial statements for the first time in 1999. Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Shareholder ratification of the selection of PwC as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of PwC to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

     The affirmative vote of a majority of the votes cast in person or by proxy at the meeting will be required to ratify the selection of PwC. Abstentions will NOT be counted toward the tabulation of votes cast on the proposal. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of August 25, 2000 regarding the ownership of Common Stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) by each director of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table included elsewhere in this proxy statement and (iv) by all current executive officers and directors of the Company as a group.

                                                                   AMOUNT AND NATURE OF
                                                                   BENEFICIAL OWNERSHIP               PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                                 OWNED (2)                   OWNERSHIP (3)
----------------------------------------                                 ---------                   -------------
Hal M. Krisbergh (4)........................................               5,935,266                       25.18%
Scott B. Campbell (5).......................................                  47,334                            *
Gerard K. Kunkel (6)........................................                  50,584                            *
Peter C. Mondics (7)........................................                  70,442                            *
David E. Wachob (8).........................................                 467,231                        2.01%
Thomas G. Baxter (9)........................................                   4,667                            *
Alan Gerry .................................................                 185,666                            *
Marcia J. Hooper  (10)......................................                      --                            *
Clarence L. Irving, Jr. ....................................                      --                            *
Ronald A. Walter (11) ......................................                      --                            *
All current executive officers and directors as a group                    7,639,763                       32.04%
  (15 persons) (12).........................................

--------------------
*    Less than one percent.

(1) The address of each beneficial owner is WorldGate Communications, Inc., 3190 Tremont Ave., Trevose, PA 19053.

(2) The number of shares indicated includes shares issuable upon the exercise of outstanding stock options and warrants held by each individual or group to the extent such options and warrants are exercisable within sixty days of August 25, 2000.

(3) The percentage for each individual or group is based on the aggregate of the shares outstanding as of August 25, 2000 (23,228,030 shares) and all shares which the listed beneficial owner has the right to acquire within sixty days of August 25, 2000 from options and warrants.

(4) Includes (a) 316,206 shares of common stock held in two grantor retained annuity trusts, each containing 158,103 shares, with Mr. Krisbergh and Mr. Krisbergh's wife each acting as a trustee for one of the trusts, (b) 15,237 shares of common stock held by Mr. Krisbergh as custodian for his minor child and (c) 15,237 shares of common stock held by Mr. Krisbergh's wife as custodian for their minor child. Mr. Krisbergh disclaims beneficial ownership of these shares.

(5)  Includes options to purchase 47,334 shares of common stock.

(6)  Includes options to purchase 50,584 shares of common stock.

(7) Includes 2,666 shares of common stock held by Mr. Mondics' minor child and options to purchase 17,919 shares of common stock.

(8)  Includes options to purchase 13,334 shares of common stock.

(9) Includes options to purchase 4,167 shares of common stock and includes 500 shares owned by a trust of which Mr. Baxter is a trustee.

(10) Does not include 379,218 shares of common stock held by funds that are affiliated with Advent International Corporation as follows: Adtec Limited Partnership (60,674 shares), Advent Crown Fund, C.V. (60,068 shares), Digital Media & Communications, L.P. (240,880 shares), and Advent Partners Limited Partnership (17,596 shares). Ms. Hooper is a partner and an officer of Advent International Corporation and an officer of several of the Advent funds. She was originally elected to the Company's Board of Directors as a representative of the holders of WorldGate's then outstanding Series A Preferred Stock. Ms. Hooper disclaims beneficial ownership of the shares held of record by the Advent Funds.

(11) Does not include 1,082,343 shares of Common Stock held by Citicorp. Mr. Walter is a vice president of Citicorp and Citibank, N.A.

(12) Includes (a) options to purchase 217,924 shares of common stock and (b) 397,310 shares of common stock owned by family members and affiliates of some members of the group.

                        EXECUTIVE OFFICERS OF THE COMPANY

     The current executive officers of the Company are as follows:

NAME                       AGE                          POSITION
----                       ---                          --------
Hal M. Krisbergh            53          Chairman and Chief Executive Officer

James V. Agnello            46          Vice President, Chief Financial Officer

Joseph E. Augenbraun        36          Senior Vice President, Engineering

Scott B. Campbell           53          Vice President, Business Development

Randall J. Gort             51          Vice President, General Counsel and Secretary

Gerard K. Kunkel            42          Senior Vice President, Sales and Marketing

Jae Hea Edward Lee          37          Senior Vice President, Operations

Peter C. Mondics            47          Vice President, Affiliate Sales and Marketing

Kenneth P. Nimmer           60          Vice President, Consumer Marketing

David E. Wachob             46          Director, Vice President and General Manager


     HAL M. KRISBERGH. For Mr. Krisbergh's business background, see "Election of Directors."

     JAMES V. AGNELLO joined WorldGate in April 2000. Mr. Agnello is a Certified Public Accountant and for the past eighteen years has held a variety of financial management positions with SmithKline Beecham Corporation, including: from November 1990 to February 2000 as Vice President-Controller for the company's Clinical Laboratory division, from January 1986 to November 1990 as Finance Director/Regional Controller, Southeast Region, from March 1985 to January 1986 as Manager, Financial Planning, Northeast Region, and from August 1982 to March 1985 as Internal Auditor. Prior his time at SmithKline Beecham, he held a variety of positions with the public accounting firm of Touche Ross & Co. (now Deloitte and Touche) from August 1977 to August 1982.

     JOSEPH E. AUGENBRAUN joined WorldGate in August 1995. Mr. Augenbraun is responsible for the management of the hardware and software teams developing the WorldGate platform. From August 1992 to August 1995, Mr. Augenbraun was a researcher for Hitachi's HDTV Advanced Television and Systems Laboratory. From November 1987 to August 1992, Mr. Augenbraun was on the engineering staff at Commodore-Amiga Inc. where he served in various capacities including Project Manager on the Amiga 1500 Computer System and lead designer in ASIC development.

     SCOTT B. CAMPBELL joined WorldGate in February 1997. Mr. Campbell was President of Genesis International Group, a consulting firm to the cable industry, from November 1993 to February 1997. Before that he was at Home Shopping Network, where he served in various management and sales positions, including: from March 1992 to February 1993 as Executive Vice President/Diversified Marketing and Media Services, from July 1989 to March 1992 as Senior Vice President/Affiliate Relations, and from July 1986 to July 1989 as Senior Vice President/Marketing and Sales.

     RANDALL J. GORT joined WorldGate in August 1997. From July 1995 to August 1997, Mr. Gort was General Counsel, Secretary, and Director of Legal and Corporate Affairs for Integrated Circuit Systems, Inc. Mr. Gort was in private practice from August 1994 through June 1995. Prior to that time, he was an Associate General Counsel for Commodore International Ltd. from May 1987 through July 1994. Mr. Gort was with Schlumberger Ltd. from

October 1982 through early 1987, originally as Senior Attorney and then as General Counsel, FACTRON Division. From April 1979 through October 1982, Mr. Gort was Counsel for various divisions of the 3M Company, including Medical and Surgical Products Divisions, Orthopedic Products Division, Electro-Mechanical Resources Division and 3M's four tape divisions.

     GERARD K. KUNKEL joined WorldGate in February 1997. Mr. Kunkel is responsible for domestic sales and marketing as well as the development and deployment of WorldGate's CHANNEL HYPERLINKINGsm business and technology. From May 1995 to February 1997, Mr. Kunkel was President of Broadband Applications Development Company. From March 1993 to April 1995, he served as Vice President, Product Development of StarNet, Inc. From June 1991 to March 1993, Mr. Kunkel was President of The Kunkel Group. From May 1984 to June 1991, Mr. Kunkel was Director of Design and Electronic Publishing for PC MAGAZINE. For the period 1977 through 1984, Mr. Kunkel was an award winning art director for various New York City based magazines.

     JAE HEA EDWARD LEE has been with WorldGate since its inception in March 1995. Mr. Lee is responsible for all manufacturing, quality assurance, field operations and information technology. From October 1991 through January 1995, Mr. Lee was General Manager and then President of RGB Industries, Inc., a manufacturing and import/export business. From September 1987 to October 1991, Mr. Lee was a Design Engineer for General Instrument's Jerrold Division, where his responsibilities included the development of application specific integrated circuits and management of the division's engineering local area network.

     PETER C. MONDICS has been with WorldGate since March 1996. From January 1994 through February 1996, Mr. Mondics was a principal with New Ventures Business Planning, a corporation formed to conceptualize, model, create and distribute new business models for clients seeking entry into the cable operator, phone and wireless distributed service businesses. From February 1991 to December 1993, Mr. Mondics was President of NuStar, Inc. and Executive Vice-President of StarNet, NuStar's parent entity. From February 1987 to January 1991, Mr. Mondics was Vice-President of NuStar's Network Sales. Mr. Mondics was Eastern Regional Vice-President of Financial News Network from June 1984 to January 1987 and Marketing Manager for Home Box Office from May 1981 to May 1984.

     KENNETH P. NIMMER has served WorldGate as a consultant since its inception in March 1995, and became an employee of WorldGate in March 1999. Mr. Nimmer is responsible for Consumer Marketing and Customer Support. From January 1985 to March 1997, Mr. Nimmer was an executive at General Instrument where he co-developed programming enterprises such as Cable Video Store, Cable Catalog Store, Cine Canal and Movie Choice. Prior to General Instrument, from February 1983 to January 1985, Mr. Nimmer was a co-founder and Senior Vice President and General Manager of the Nostalgia Network, now known as Good Life Television. Prior to joining the Nostalgia Network, Mr. Nimmer worked in higher education for 12 years.

     DAVID E. WACHOB. For Mr. Wachob's business background, see "Election of Directors."

     Officers are elected or appointed by the Board of Directors to serve until the appointment or election and qualification of their successors or their earlier termination or resignation.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation paid with respect to the named executive officers for services rendered in all capacities during the years ended December 31, 1998 and December 31, 1999.

                           SUMMARY COMPENSATION TABLE
                           FISCAL YEARS 1999 AND 1998

                                                                          ANNUAL COMPENSATION
NAME AND PRINCIPAL POSITION                              YEAR         SALARY               BONUS

Hal M. Krisbergh.................................        1998        $320,250             $144,113
    Chairman and Chief Executive Officer                 1999        $339,465             $152,759

Scott B. Campbell................................        1998        $160,000              $48,000
    Vice President, Business Development                 1999        $171,605              $51,481

Peter C. Mondics.................................        1998        $159,375              $47,813
    Vice President, Affiliate Sales and Marketing        1999        $168,945              $50,683

Gerard K. Kunkel.................................        1998        $147,140              $44,142
    Senior Vice President, Sales and Marketing           1999        $165,273              $49,582

David E. Wachob..................................        1998        $149,450              $44,835
    Director, Vice President and General Manager         1999        $161,254              $48,376

     The Company has established a bonus plan wh ich provides for the payment of bonuses to executive officers and other employees based upon the performance of the Company, the performance of the business division of which the officer or employee is a member and the performance of the officer or employee. Under this plan, the Company generally assesses the prior year's performance and makes bonus payments during the first calendar quarter of each year.

     The Company has a Retirement Savings Plan that is funded by the participants' salary reduction contributions. All employees of the Company are eligible to participate in the plan upon joining the Company. The plan is intended to permit any eligible employee who wishes to participate to contribute up to 12% of the employee's compensation on a before-tax basis under Section 401(k) of the Internal Revenue Code, subject to certain limitations. The plan provides for discretionary Company matching contributions that are to be made in proportion to each employee's contribution as well as discretionary Company profit-sharing contributions, subject to certain limitations. Discretionary Company matching contributions and profit-sharing contributions vest based upon the employee's length of service and are payable upon an employee's retirement, death, disability or termination of employment or, under specified circumstances, upon an employee's immediate and heavy financial emergency. Contributions are invested, in such proportions as the employee may elect in any of 10 mutual investment funds. In 1999, the Company made no discretionary profit-sharing contributions to the plan.

     In addition to salary and bonus compensation, the Company has a stock option plan, the WorldGate 1996 Stock Option Plan. The Plan provides for the granting of awards to such officers, other employees, consultants and directors of the Company and its affiliates as the Compensation Committee may determine from time to time. Generally, outstanding options vest in equal installments over a four-year period, but in no event may an option be exercised more than ten years following the date of its grant, subject to acceleration in the event of some changes of control of the Company. On May 4, 1999 and May 4, 2000, the Board approved increases, subject to shareholder approval, in the total number of shares of Common Stock available under the plan to 1,600,000 shares and then to 3,200,000 shares, respectively. For a summary description of the Plan, see "Proposal No. 2."

     The following table presents information regarding options granted to the Company's named executive officers during fiscal 1999 to purchase shares of the Company's Common Stock. In accordance with SEC rules, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price of 5% and 10% from the date the options were granted over the full option term.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

----------------------------------------------------------------------------------------------------------------------------
                                                                                                  POTENTIAL REALIZABLE VALUE
                                                                                                   AT ASSUMED RATES OF STOCK
                                                                                                    PRICE APPRECIATION FOR
                                                            INDIVIDUAL GRANTS                            OPTION TERM
----------------------------------------------------------------------------------------------------------------------------
                                                       Percent of
                                     Number of            Total
                                     Securities      Options Granted
                                     Underlying      to Employees in     Exercise
                                      Options          Fiscal Year         Price     Expiration
               NAME                   Granted             1999           Per Share      Date         5%            10%
----------------------------------------------------------------------------------------------------------------------------
Hal M. Krisbergh
   Chairman and Chief Executive
   Officer                              None.
----------------------------------------------------------------------------------------------------------------------------
Scott B. Campbell
   Vice President, Business               ---
   Development                         13,333              1.9%            $16.50     3/17/09      $138,353       $350,614
----------------------------------------------------------------------------------------------------------------------------
Peter C. Mondics
   Vice President, Affiliate Sales     10,000              1.4%            $22.88     10/21/09      143,891        364,648
   and Marketing                       13,333              1.9%            $16.50     3/17/09       138,353        350,614
----------------------------------------------------------------------------------------------------------------------------
Gerard K. Kunkel
   Senior Vice President Sales and     25,000              3.5%            $22.88     10/21/09      359,728        911,621
   Marketing                           13,333              1.9%            $16.50     3/17/09       138,353        350,614
----------------------------------------------------------------------------------------------------------------------------
David E. Wachob
   Director, Vice President and        45,000              6.4%            $22.88     10/21/09      647,510      1,640,917
   General Manager                     13,333              1.9%            $16.50     3/17/09       138,353        350,614
----------------------------------------------------------------------------------------------------------------------------

    The following table shows the number of shares of Common Stock subject to exercisable and unexercisable stock options held by each of the named executive officers as of December 31, 1999. The table also reflects the values of such options based on the positive spread between the exercise price of such options and $47.56, which was the closing sales price of a share of Common Stock reported on the Nasdaq National Market on December 31, 1999.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

------------------------------------------------------------------------------------------------------------------------
                                                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                                                   OPTIONS AT                    AT DECEMBER 31,
                                                               DECEMBER 31, 1999                      1999
------------------------------------------------------------------------------------------------------------------------
                                    SHARES
                                   ACQUIRED      VALUE
NAME                             ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------
Hal M. Krisbergh                      --          --            --            --              --              --
   Chairman and
   Chief Executive Officer
------------------------------------------------------------------------------------------------------------------------
Scott B. Campbell                     --          --            --          83,332        1,359,330       2,020,356
   Vice President,
   Business Development
------------------------------------------------------------------------------------------------------------------------
Peter C. Mondics                      --          --            --         104,999        1,132,990       2,950,281
   Vice President, Affiliate
   Sales and Marketing
------------------------------------------------------------------------------------------------------------------------
Gerard K. Kunkel                    4,000       78,125        22,666        91,666        1,178,080       2,884,244
   Senior Vice President,
   Sales and Marketing
------------------------------------------------------------------------------------------------------------------------
David E. Wachob                       --          --            --          53,333            --          1,401,456
   Director, Vice President and
   General Manager
------------------------------------------------------------------------------------------------------------------------


COMPENSATION OF DIRECTORS

     Mr. Baxter, Ms. Hooper and Mr. Irving are reimbursed for travel and other expenses related to their service on the board of directors. In addition, the Company pays to Mr. Baxter a stipend of $1,000 for each board meeting he attends in person and on March 17, 1999, the Company granted to him options to purchase 3,333 shares of common stock at an exercise price of $16.50 per share. On July 26, 2000, the Company granted to Mr. Irving options to purchase 25,000 shares of common stock at an exercise price of $28 3/8 per share. These options will vest in four equal annual installments on the anniversary of the grant date. Other than Mr. Baxter, Ms. Hooper and Mr. Irving, no other board member is reimbursed for his or her travel and other expenses or compensated for his or her service on the board.

EMPLOYMENT AGREEMENTS

     No named executive officer is a party to an employment agreement with WorldGate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Stock Option Committee (the "Compensation Committee") is currently composed of Messrs. Krisbergh and Gerry and Ms. Hooper. The Compensation Committee makes recommendations to the board concerning the compensation and benefits programs for its directors, officers and employees, including all options granted under the Company's option plan. With the exception of Mr. Krisbergh, no member of the Compensation Committee is an officer or employee of the Company. Mr. Krisbergh does not, however, participate in the determination of his own compensation.

     THE FOLLOWING COMPENSATION COMMITTEE REPORT AND THE COMPARATIVE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

         REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE
                                  COMPENSATION


     This report by the Compensation Committee of the Board of Directors (the "Committee") discusses the Committee's compensation objectives and policies applicable to the Company's executive officers. The report reviews the Committee's policy generally with respect to the compensation of all executive officers as a group for fiscal 1999 and specifically reviews the compensation established for the Company's Chief Executive Officer as reported in the Summary Compensation Table. Other than Mr. Krisbergh, the Committee is composed entirely of non-employee directors of the Company. The Committee also administers the Company's Stock Option Plans.

COMPENSATION PHILOSOPHY

     The Committee consists of two non-employee directors and Mr. Krisbergh. Mr. Krisbergh does not, however, participate in the determination of his own compensation. The Committee is responsible for setting cash and long-term incentive compensation for executive officers and other key employees of the Company. The Company's compensation policies are intended to create a direct relationship between the level of compensation paid to executives and the Company's current and long-term level of performance. The Committee believes that this relationship is best implemented by providing a compensation package of separate components, all of which are designed to enhance the Company's overall performance. The components are base salary, short-term compensation in the form of annual bonuses and long-term incentive compensation in the form of stock options.

BASE SALARIES

     The base salaries for the Company's senior executive officers for 1999 were established subjectively by the Committee. The salaries of such officers were established based on the market environment and the Company's need to attract and retain key personnel for whom the Company must compete against larger, more established companies.

SHORT-TERM ANNUAL BONUSES

     Annual bonuses established for the executive officers are intended to provide an incentive for improved performance in the short term. The Committee establishes target bonus levels at the beginning of the year. For 1999, these bonuses were established based on predetermined goals such as member counts, revenue and financial performance.

LONG-TERM INCENTIVE COMPENSATION

     The Company's long-term incentive compensation plan for its senior executive officers is based on the Company's stock option plan. This plan promotes ownership of the Company's Common Stock, which, in turn, provides a common interest between the shareholder of the Company and the executive officers of the Company. In establishing a long-term compensation plan, the Board of Directors concluded that any compensation received under such plans should be directly linked to the performance of the Company, as reflected by increases in the price of its Common Stock, and the contribution of the individual thereto. Options have an exercise price equal to the fair market value of the shares on the date of grant and, to encourage a long-term perspective, have an exercise period of ten years and generally vest over four years. The number of options granted to executive officers is determined by the Committee, which is charged with administering the stock option plan. The base salaries, targeted bonus amounts and number of stock options established for or granted to the Company's executive officers for 1999 are based, in part on the Committee's understanding of compensation amounts and forms paid to persons in comparable roles performing at comparable levels at other companies in the same or related industries. Such amounts however, mainly reflect the subjective discretion of the members of the Committee based on the evaluation of the Company's current and anticipated future financial performance, the contribution of the individual executive officers to such financial performance, the contribution of the individual executive officers to the Company in areas not necessarily reflected by the Company's financial performance and the most appropriate incentive to link the performance and compensation of the executive officers to the stockholder's return on the Company's Common Stock.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     During fiscal year 1999, Mr. Krisbergh's base salary was increased to maintain a fully competitive position among Chief Executive Officers of similarly-situated high technology companies. This increase of six percent was based also on Mr. Krisbergh's excellent performance during the previous year.

     Mr. Krisbergh also had an opportunity to earn additional incentive pay under the Company's short-term annual bonus program, based on his performance against qualitative objectives. The Committee approved payment of $152,759 based on excellent performance. In reaching its decision, the Committee noted the Company's completion of a successful initial public offering, successful system rollouts of the Company's Internet access product, strengthening of already excellent relations with major customers and the financial community, and actions to further develop organizational and individual competencies.

     Mr. Krisbergh requested that he not be included in any grant of stock options under the Company's stock option plans during fiscal 1999, stating his preference that the current pool be used for other officers and employees.

LIMITATIONS ON DEDUCTIBILITY OF COMPENSATION

     Under the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 base. Although the Committee does not presently intend to award compensation in excess of the $1,000,000 cap, it will continue to address this issue when formulating compensation arrangements for the Company's executive officers.




                                            Respectfully submitted,


                                            Compensation Committee
                                                   Hal M. Krisbergh
                                                   Alan Gerry and
                                                   Marcia J. Hooper

                       COMPARATIVE STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Company's Common Stock for the period beginning on the Company's initial public offering on April 15, 1999 through December 31, 1999 with the cumulative total shareholder return of (i) the Nasdaq Stock Market (U.S.) Index, (ii) the Nasdaq Telecommunications Index and (iii) the Chase H & Q Internet Index for the same period. The comparison assumes an investment of $100 on April 15, 1999 in each index and in the Common Stock of the Company, and further assumes reinvestment of dividends.

                  Comparison of 8 Month Cumulative Total Return*
                      Among WorldGate Communications, Inc.,
                      The Nasdaq Stock Market (U.S.) Index,
     The Nasdaq Telecommunications Index and the Chase H & Q Internet Index

                                   4/15/1999       6/99        9/99       12/99
                                   ---------       ----        ----       -----
WorldGate Communications, Inc.       100.00       150.74       67.28     139.89
Nasdaq Stock Market (U.S.)           100.00       106.94      109.54     161.38
Nasdaq Telecommunications            100.00        98.72       90.14     131.01
Chase H & Q Internet                 100.00        91.37       93.93     181.82

* $100 invested on April 15, 1999 in stock or index -- including reinvestment of dividends, if any. Fiscal year ending December 31, 1999.

                 INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP has served as the Company's independent accountants since 1996. The Company has requested that a representative of PricewaterhouseCoopers LLP attend the Annual Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of shareholders.

                                  OTHER MATTERS

     The Board of Directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of our common stock (collectively, the "reporting persons") to file reports of ownership with the Securities and Exchange Commission and to furnish us with copies of these reports. Based solely on our review of those documents received by us, and written representations, if any, received from reporting persons with respect to the filing of reports on Forms 3, 4 and 5, we believe that all filings required to be made by the reporting persons for fiscal year 1999 were made on a timely basis with the exception of one late filing for the month of August 1999 on Form 4 by Mr. Baxter.


                SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 2001 annual meeting, such proposals must be received by the Company no later than May 1, 2001. Such proposals must relate to matters appropriate for shareholder action and be consistent with regulations of the Securities and Exchange Commission. If the May 1, 2001 deadline is missed, a shareholder proposal may still be submitted for consideration at the 2001 annual meeting, although it will not be included in the proxy statement, if it is received no later than July 16, 2001. If notification of a shareholder proposal is not received by July 16, 2001, the Company may vote, in its discretion, any and all of the proxies received in its solicitation against such proposal. All proposals should be directed to the attention of the Secretary of the Company.


                           ANNUAL REPORT ON FORM 10-K

     The Company has furnished without charge to each person whose proxy is being solicited, a copy of the Company's annual report on Form 10-K, for the year ended December 31, 1999, including the financial statements, but excluding exhibits. Requests for additional copies of such report should be directed to the Company, Attention: Investor Relations.

                                            By order of the Board of Directors,


                                            Randall J. Gort
                                            Secretary

August 30, 2000

PROXY                    WORLDGATE COMMUNICATIONS, INC.                   PROXY
                 ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 5, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Hal M. Krisbergh and Randall J. Gort, or either one of them acting singly, with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of WorldGate Communications, Inc. to be held on October 5, 2000, and any adjournments thereof, to vote all shares of common stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the meeting or any adjournments thereof, all as set forth in the August 30, 2000 Proxy Statement.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK
    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES AND FOR
                               PROPOSALS 2 AND 3.

1. Election of the following nominees as directors: Thomas G. Baxter, Alan Gerry, Marcia J. Hooper, Clarence L. Irving, Jr., Hal M. Krisbergh, David
     E. Wachob and Ronald A. Walter.

     FOR ALL NOMINEES       WITHHOLD FOR ALL NOMINEES
          [  ]                       [  ]

              WITHHOLD FOR THE FOLLOWING ONLY:
             (WRITE THE NAMES OF THE NOMINEE(S)
                   IN THE SPACE BELOW)


     ------------------------------------------------


2. To amend the 1996 Stock Option Plan to increase the number of shares available under the plan to 3,200,000.

     FOR  [  ]      AGAINST  [  ]      ABSTAIN   [  ]

3. Ratification of selection of PricewaterhouseCoopers LLP as Independent Auditors.

     FOR  [  ]      AGAINST  [  ]      ABSTAIN   [  ]

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

          THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF
              ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF
                         WORLDGATE COMMUNICATIONS, INC.


                                        (SIGNATURE SHOULD BE EXACTLY AS NAME OR
                                        NAMES ON THIS PROXY. IF STOCK IS HELD
                                        JOINTLY, EACH HOLDER SHOULD SIGN. IF
                                        SIGNING IS BY ATTORNEY, EXECUTOR,
                                        ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                        PLEASE GIVE FULL TITLE.)

                                        DATE____________________, 2000


                                        ----------------------------------
                                        SIGNATURE


                                        ----------------------------------
                                        SIGNATURE IF HELD JOINTLY

                                        I PLAN TO ATTEND THE MEETING:

                                            YES [ ]    NO   [  ]

          THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR APPROVAL OF
       PROPOSALS 2 AND 3 UNLESS OTHERWISE INDICATED, AND IN THE DISCRETION
                     OF THE PROXIES ON ALL MATTERS PROPERLY
                           BROUGHT BEFORE THE MEETING.